Exhibit 10.1

(Cover)

Confidential

Contract for Listing Company Shares On the Overseas Market for
Guangdong Hongmao Industrial Co., Ltd

September 2008

Contract for Listing Company Shares On
the Overseas Stock Market

Between

Party 1:	Guangdong Hongmao Industrial Co., Ltd
Address: Room 4002 Fuliyinglong Square, 76
Huangpudadao, Tianhe District, Guangzhou
Telephone: 37667560
Legal Representative: Gang Xiang
Occupation: Chairman of Board of Directors

And

Party 2:	Future Canada China Environment Inc. (U.S.A)
	Registered Address:	114 W. Magnolia Street, Suite # 437
Bellingham, WA 98225
U.S.A
	Legal Representative:	Jessica Chiang
	Occupation:	President
	Authorized Agent:	Kin Bun Kwong
	Occupation:	Deputy President

After friendly negotiations, Party 1 and Party 2 have entered an agreement in relation with the matters that Party 2 assists Party 1 to list Party 1’s company shares on the North American market. Party 1 and Party 2 agree as follows:

1.

Both Parties agree to apply the internationally recognized practice of “Share Exchange Agreement”. This means that Party 1 shall purchase Party 2’s company shares by contract and re-organize its assets and that Party 2 shall assist Party 1 to get listed its company shares on the NASDAQ Stock Market to sell its company shares to the public.

Ying Sun
Translator & Interpreter
(604) 258-9337

2.	After both Parties confirm to apply the above mentioned method, Party 2 shall execute a formal Purchase and Sale Contract.

3.

After execution of the Purchase and Sale Contract, both parties shall conduct cross- examinations between the purchasing company and the purchased company, including their business history, business background and company liabilities, etc.

4.

Prior to the completion date of the purchase and sale, both parties shall obtain the documents executed by its shareholders indicating that the shareholders agree to the purchase and sale of shares of the company.

5.	Party 1 shall provide to Party 2 with the audited financial statements for the company’s basic accounting information and assets information.

6.	Party 1 shall provide to Party 2 with audited financial statements for previous two years.

7.	Party 1 shall provide to Party 2 with a development plan for the next five years (Commercial Plan).

8.	Party 1 shall provide to Party 2 with a plan for increasing the company capital and shares, explaining usage of the capital and its financial effects.

9.	The above - mentioned documents should be in the languages of English and Chinese.

10.

Party 1 shall be responsible for payments in the amount of approximately one million RMB for the American auditors who conduct audit for the company in accordance with the American stock market audit standard procedures and the American stock market requirements.

11.

Party 2 shall authorize certified auditors and lawyers, who are recognized by the North American Stock Exchange Committee, to prepare “Plan for Listing Shares on the Overseas Stock Market” in pursuant to the business of Party 1.

Ying Sun
Translator & Interpreter
(604) 258-9337

12.	Party 2 shall authorize stock brokers and public relation companies registered in the North America for stock promotions and stock sales in the stock market.

13.

Party 2 shall be responsible for all expenses occurred overseas for listing stocks in the United States of America for Party 1, inclusive of expenses for hiring securities lawyers, auditors, guarantors and consultants, etc.

14.	After completion of purchase and sale, Party 1 shall register itself as a foreign enterprise inside China and invest all the foreign capital collected into its development projects.

15.

Both Parties shall not breach of this contract and damage other party’s interest during enforcement of this contract. In the event that any party damages other party’s interest, the damaged party has the right to claim for compensation for financial lost from the Party whom breaches the contract.

16.

In the event that any dispute between the parties occur during enforcement of this contract, both parties shall solve the dispute by negotiations or shall seek for mediation through arbitration authorities. Provided that the dispute is unable to be solved by negotiations and arbitration, it should be solved by law proceedings. Any Party has the right to commence legal proceedings in courts.

17.	In the event that this contract is unable to be enforced before it is expired due to force majeure, this contract shall cease to be effective automatically.

18.

Both parties shall continue to negotiate any terms that have not mentioned in this contract. Any additional terms shall be attached to this contract as an appendix of this contract and they shall bear the same legal power as this contract.

19.

This contract shall be effective as soon as it is executed by the representatives of both parties. The effective days shall begin from September 18, 2008 to February 30, 2009 when the purchase and sale of the company shares is completed. Any party who cause delay of the completion of the purchase and sale of the company shares shall be responsible to pay to the other party for the expenses spent by the other party for the purchase and sale of the company shares.

Ying Sun
Translator & Interpreter
(604) 258-9337

20.	This contract is made in two copies and written in Chinese: both copies bear the same legal power.

21.	This contract was executed in Guangzhou, China.

Representative of Party 1: GANG XIANG (Signature)
(Stamp of Guangdong Hongmao
Industrial Co., Ltd)

Representative of Party 2: KIN BUN KWONG (Signature)

September 18, 2008

Ying Sun
Translator & Interpreter
(604) 258-9337